Exhibit 1.2

EXECUTION Version

Pricing Agreement

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

AstraZeneca Finance LLC (the “Issuer”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated February 28, 2023 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Notes specified in Schedule II hereto, guaranteed by AstraZeneca PLC, a company organized under the laws of England (the “Company,” such guarantee, the “Guarantee” and together with the Notes, the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Pricing Agreement. Schedule IV sets forth all documents that the Issuer, the Company and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheets prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 5:30 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the aggregate principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission to (i) BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY 10036, Attention: High Grade Debt Capital Markets/Transaction Management/Legal, Fax: +1 212-901-7881, (ii) HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY 10018, Phone: + 1 212-525-2346; Fax: +1 646-366-3229; Email: tmg.americas@us.hsbc.com, (iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: Debt Capital Markets, Fax: +1 212-205-7812; (iv) Santander US Capital Markets LLC, 437 Madison Avenue, New York, NY 10022, Attention: Debt Capital Markets, Fax: +1 212-407-0930, Email: DCMAmericas@santander.us; and if to the Issuer or the Company shall be delivered or sent by mail, e-mail or facsimile transmission to its address set forth in the Registration Statement and, in respect of the Issuer, at its main office address at 1800 Concord Pike, Wilmington, Delaware 19850, Phone: +44-20-3749-5000, Email: aztbo@astrazeneca.com, Attention: Company Secretary, or such other address as the Issuer or the Company shall notify in writing to the Representatives at their respective foregoing addresses; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail, e-mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or e-mail constituting such Questionnaire, which address will be supplied to the Issuer and the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

2

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Page to AZ Finance Pricing Agreement]

Very truly yours,

ASTRAZENECA FINANCE LLC

By:	/s/ David E. White
Name: David E. White
Title: President, Treasurer and Director

 [Signature Page to AZ Finance Pricing Agreement]

Very truly yours,

ASTRAZENECA PLC

By:	/s/ Jonathan Slade
Name: Jonathan Slade
Title: Group Treasurer

[Signature Page to AZ Finance Pricing Agreement]

Accepted as of the date hereof:

BofA SECURITIES, INC.

By:	/s/ Sandeep Chawla
Name: Sandeep Chawla
Title: Managing Director

[Signature Page to AZ Finance Pricing Agreement]

Accepted as of the date hereof:

HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

 [Signature Page to AZ Finance Pricing Agreement]

Accepted as of the date hereof:

Mizuho Securities USA LLC

By:	/s/ Joseph Santaniello
Name: Joseph Santaniello
Title: Director

 [Signature Page to AZ Finance Pricing Agreement]

Accepted as of the date hereof:

SANTANDER us capital markets llc

By:	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

[Signature Page to AZ Finance Pricing Agreement]

SCHEDULE I

	Aggregate Principal Amount of 2028 Notes to be Purchased	Aggregate Principal Amount of 2030 Notes to be Purchased	Aggregate Principal Amount of 2033 Notes to be Purchased
BofA Securities, Inc.	$203,500,000	$120,250,000	$92,500,000
HSBC Securities (USA) Inc.	$203,500,000	$120,250,000	$92,500,000
Mizuho Securities USA LLC	$203,500,000	$120,250,000	$92,500,000
Santander US Capital Markets LLC	$203,500,000	$120,250,000	$92,500,000
Barclays Capital Inc.	$29,334,000	$17,333,000	$13,333,000
BNP Paribas	$29,334,000	$17,333,000	$13,333,000
Citigroup Global Markets Inc.	$29,334,000	$17,333,000	$13,333,000
Deutsche Bank Securities Inc.	$29,333,000	$17,334,000	$13,333,000
Goldman Sachs & Co. LLC	$29,333,000	$17,334,000	$13,333,000
J.P. Morgan Securities LLC	$29,333,000	$17,334,000	$13,333,000
Morgan Stanley & Co. LLC	$29,333,000	$17,333,000	$13,334,000
SEB Securities, Inc.	$29,333,000	$17,333,000	$13,334,000
SG Americas Securities, LLC	$29,333,000	$17,333,000	$13,334,000
R. Seelaus & Co., LLC	$11,000,000	$6,500,000	$5,000,000
Tigress Financial Partners, LLC	$11,000,000	$6,500,000	$5,000,000
Total	$1,100,000,000	$650,000,000	$500,000,000

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SCHEDULE II

Title of Designated Securities:

$1,100,000,000 4.875% Fixed Rate Notes due 2028 (the “2028 Notes”).

$650,000,000 4.900% Fixed Rate Notes due 2030 (the “2030 Notes”).

$500,000,000 4.875% Fixed Rate Notes due 2033 (the “2033 Notes”).

The 2028 Notes, the 2030 Notes and the 2033 Notes are collectively referred to herein as the “Designated Securities” or “Notes”.

Issuer:

AstraZeneca Finance LLC

Guarantor:

AstraZeneca PLC

Aggregate Principal Amount:

$1,100,000,000 for the 2028 Notes.

$650,000,000 for the 2030 Notes.

$500,000,000 for the 2033 Notes.

Price to Public:

99.798% of the principal amount of the 2028 Notes, plus accrued interest, if any, from March 3, 2023 (for the 2028 Notes).

99.590% of the principal amount of the 2030 Notes, plus accrued interest, if any, from March 3, 2023 (for the 2030 Notes).

99.726% of the principal amount of the 2033 Notes, plus accrued interest, if any, from March 3, 2023 (for the 2033 Notes).

Purchase Price by Underwriters:

99.573% of the principal amount of the 2028 Notes, plus accrued interest, if any, from March 3, 2023 (for the 2028 Notes).

99.315% of the principal amount of the 2030 Notes, plus accrued interest, if any, from March 3, 2023 (for the 2030 Notes).

99.401% of the principal amount of the 2033 Notes, plus accrued interest, if any, from March 3, 2023 (for the 2033 Notes).

Specified Funds for Payment of Purchase Price:

New York Clearing House funds.

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Indenture:

Indenture dated as of May 28, 2021, among the Issuer, the Guarantor and The Bank of New York Mellon.

Maturity Dates:

The stated maturity of the principal of the 2028 Notes will be March 3, 2028.

The stated maturity of the principal of the 2030 Notes will be March 3, 2030.

The stated maturity of the principal of the 2033 Notes will be March 3, 2033.

Interest Rates:

The 2028 Notes will bear interest from March 3, 2023 at a fixed rate of 4.875% per annum, payable semi-annually.

The 2030 Notes will bear interest from March 3, 2023 at a fixed rate of 4.900% per annum, payable semi-annually.

The 2033 Notes will bear interest from March 3, 2023 at a fixed rate of 4.875% per annum, payable semi-annually.

Interest Payment Dates:

Interest on the 2028 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023.

Interest on the 2030 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023.

Interest on the 2033 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023.

Redemption Provisions:

Prior to the applicable “Par Call Date” (as set forth below), the Issuer may redeem the relevant series of Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the applicable redemption date (assuming the relevant series of Notes matured on the relevant Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the applicable Make-Whole Spread (as set forth below) less (b) interest accrued to the relevant date of redemption, and

(2)	100% of the principal amount of the relevant series of Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the relevant redemption date.

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On or after the applicable Par Call Date, the Issuer may redeem the relevant series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the relevant series of Notes being redeemed plus accrued and unpaid interest thereon to the relevant redemption date.

In the event of certain tax law changes and other limited circumstances relating to tax matters, the Issuer may redeem in whole, but not in part, any series of the Notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest thereon to but excluding the date of redemption.

Par Call Dates:

2028 Notes: February 3, 2028.

2030 Notes: January 3, 2030.

2033 Notes: December 3, 2032.

Make-Whole Spreads:

2028 Notes: 15 basis points.

2030 Notes: 15 basis points.

2033 Notes: 15 basis points.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions as set forth in the Indenture.

Time of Delivery of the Designated Securities:

March 3, 2023.

Closing Location for Delivery of the Designated Securities:

The offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, New York.

Address of the Company For Notice Purposes:

AstraZeneca PLC
1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA
England, United Kingdom

Attention: Company Secretary

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Names and Addresses of the Representatives For Notice Purposes:

BofA Securities, Inc.
c/o BofA Securities, Inc.
114 West 47th Street

NY8-114-07-01
New York, New York 10036
Attention: High Grade Debt Capital Markets/Transaction Management/Legal

HSBC Securities (USA) Inc.
c/o HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
Attention: Transaction Management Group

Mizuho Securities USA LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: Debt Capital Markets

Santander US Capital Markets LLC

c/o Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Attention: Debt Capital Markets

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SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet dated February 28, 2023 containing the final terms of the Designated Securities as set forth in Schedule V hereto.

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SCHEDULE IV

Pricing Disclosure Package:

Preliminary Prospectus dated and filed with the Commission on February 28, 2023, together with the Issuer Free Writing Prospectus listed on Schedule III hereto.

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SCHEDULE V

AstraZeneca Finance LLC

$1,100,000,000 4.875% Notes due 2028

$650,000,000 4.900% Notes due 2030

$500,000,000 4.875% Notes due 2033

Final Term Sheet

Issuer:	AstraZeneca Finance LLC
Guarantor:	AstraZeneca PLC
Trade Date:	February 28, 2023
Settlement Date:	March 3, 2023 (T+3)
Expected Ratings:	Moody’s: A3; S&P: A

$1,100,000,000 4.875% Notes due 2028:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,100,000,000
Maturity Date:	March 3, 2028
Coupon:	4.875%
Benchmark Treasury:	4.000% due February 29, 2028
Benchmark Treasury Price and Yield:	99-07+, 4.171%
Spread to Benchmark Treasury:	+75 basis points
Yield to Maturity:	4.921%
Price to Public:	99.798% of the Aggregate Principal Amount
Interest Payment Dates:	March 3 and September 3, commencing September 3, 2023
Gross Proceeds to Issuer:	$1,097,778,000
Underwriting Discount:	0.225% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,095,303,000
Redemption Provisions:
Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to February 3, 2028, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on February 3, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the redemption date and (ii) on or after February 3, 2028, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances relating to tax matters, in whole but not in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAF0
ISIN:	US04636NAF06

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$650,000,000 4.900% Notes due 2030:

Security Type:	Senior Notes
Aggregate Principal Amount:	$650,000,000
Maturity Date:	March 3, 2030
Coupon:	4.900%
Benchmark Treasury:	4.000% due February 28, 2030
Benchmark Treasury Price and Yield:	99-18+, 4.070%
Spread to Benchmark Treasury:	+90 basis points
Yield to Maturity:	4.970%
Price to Public:	99.590% of the Aggregate Principal Amount
Interest Payment Dates:	March 3 and September 3, commencing September 3, 2023
Gross Proceeds to Issuer:	$647,335,000
Underwriting Discount:	0.275% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$645,547,500
Redemption Provisions:
Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to January 3, 2030, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on January 3, 2030) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the redemption date and (ii) on or after January 3, 2030, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances relating to tax matters, in whole but not in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAG8
ISIN:	US04636NAG88

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$500,000,000 4.875% Notes due 2033:

Security Type:	Senior Notes
Aggregate Principal Amount:	$500,000,000
Maturity Date:	March 3, 2033
Coupon:	4.875%
Benchmark Treasury:	3.500% due February 15, 2033
Benchmark Treasury Price and Yield:	96-20+, 3.910%
Spread to Benchmark Treasury:	+100 basis points
Yield to Maturity:	4.910%
Price to Public:	99.726% of the Aggregate Principal Amount
Interest Payment Dates:	March 3 and September 3, commencing September 3, 2023
Gross Proceeds to Issuer:	$498,630,000
Underwriting Discount:	0.325% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$497,005,000
Redemption Provisions:
Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to December 3, 2032, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on December 3, 2032) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the redemption date and (ii) on or after December 3, 2032, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances relating to tax matters, in whole but not in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	04636NAH6
ISIN:	US04636NAH61

Joint Book-Running Managers:	BofA Securities, Inc. HSBC Securities (USA) Inc. Mizuho Securities USA LLC Santander US Capital Markets LLC

Co-Managers:

Barclays Capital Inc.

BNP Paribas

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

SEB Securities, Inc.

SG Americas Securities, LLC

R. Seelaus & Co., LLC

Tigress Financial Partners, LLC

*****

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No EEA or UK PRIIPs key information document (KID) has been prepared as the Notes are not available to retail in the EEA or the UK.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus supplement and accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents incorporated by reference therein that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attention: Prospectus Department, by telephone at +1-800-294-1322 or by emailing dg.prospectus_requests@bofa.com; HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY 10018, by telephone at +1-866-811-8049; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, by telephone at +1 866-271-7403; or Santander US Capital Markets LLC by telephone at +1-855-403-3636.

It is expected that delivery of the notes will be made against payment on or about the Settlement Date, which will be the third business day following the Trade Date of the notes (such settlement being referred to as “T+3”). Trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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